Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-185945, 333-189001, 333-194113 and 333-212309 on Form S-8 of our report dated March 1, 2017, relating to the consolidated financial statements and financial statement schedules of Altisource Residential Corporation and subsidiaries (the “Company”) (which report expressed an unqualified opinion and included an explanatory paragraph related to the Company having no employees and relying upon the performance of service providers, including Altisource Portfolio Solutions S.A. and Ocwen Financial Corporation, related parties through January 16, 2015, and Altisource Asset Management Corporation, a related party) and our report dated March 1, 2017, relating to internal control over financial reporting (which report expressed an unqualified opinion on the Company's internal control over financial reporting), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 1, 2017